EXHIBIT 99.2
IMPORTANT: TO BE EFFECTIVE, THIS ELECTION FORM MUST BE RECEIVED BY
ILLINOIS STOCK TRANSFER COMPANY (THE “EXCHANGE AGENT”)
NO LATER THAN 5:00 P.M., CHICAGO TIME, ON MAY 24, 2006
(THE “ELECTION DEADLINE”).

ELECTION FORM FOR USE BY SHAREHOLDERS OF
HINSBROOK BANCSHARES, INC.

     Pursuant to the terms of the Agreement and Plan of Merger dated December 5, 2005 (the “Merger Agreement”) by and between Wintrust Financial Corporation (“Wintrust”) and Hinsbrook Bancshares, Inc. (“Hinsbrook”), the undersigned shareholder(s) of Hinsbrook elects to receive the following form of consideration in connection with the conversion of his or her shares of Hinsbrook common stock, par value $0.05 per share (“Hinsbrook Common Stock”), upon consummation of the merger of Hinsbrook with and into Wintrust. This election is subject to proration procedures intended to insure that 50% of the aggregate consideration paid by Wintrust to holders of Hinsbrook Common Stock will be Wintrust Common Stock, without par value (“Wintrust Common Stock”) and 50% of the aggregate consideration paid by Wintrust will be paid in cash, as described in the Proxy Statement/Prospectus filed with the Securities and Exchange Commission (the “SEC”) on May 5, 2006.
ELECTION

☒ Please check the appropriate box as in this example to indicate your election. Please check only one box. All elections are subject to proration as described in the Proxy Statement/Prospectus filed with the SEC.

1. ALL CASH ELECTION. The undersigned elects to have all of their shares of Hinsbrook Common Stock converted into cash.	☐

2. ALL STOCK ELECTION. The undersigned elects to have all of their shares of Hinsbrook Common Stock converted into shares of Wintrust Common Stock.	☐

3. MIXED ELECTION. The undersigned elects to have 50% of their shares of Hinsbrook Common Stock converted into cash and 50% of their shares of Hinsbrook Common Stock converted into shares of Wintrust Common Stock.
☐

You will be deemed to have made a mixed election if:
A.     You do not choose either the cash election or stock election;
B.     You fail to follow the instructions on this election form or otherwise fail to properly make an election; or
C.     A completed election form is not received by the Election Deadline.

DESCRIPTION OF SHARES OF HINSBROOK COMMON STOCK
COVERED BY ELECTION

No. of Shares
Name(s) and Address(es) of Registered Holder(s)		Represented by
(Print exactly as name appears on Certificate)	Certificate Number	Certificate

Total Shares
ONCE MADE, THIS ELECTION IS IRREVOCABLE. A HOLDER OF RECORD MAY ONLY MAKE ONE ELECTION WITH REGARD TO THE SHARES HE OR SHE OWNS. ALL QUESTIONS AS TO THE VALIDITY, FORM AND ELIGIBILITY OF ANY ELECTION FORM WILL BE DETERMINED BY THE EXCHANGE AGENT AND SUCH DETERMINATION SHALL BE FINAL AND BINDING. NEITHER HINSBROOK NOR THE EXCHANGE AGENT IS UNDER ANY OBLIGATION TO PROVIDE NOTIFICATION OF ANY DEFECTS IN ANY ELECTION.

The undersigned certifies that he has reviewed the accompanying instructions and has complied with all requirements stated therein. The undersigned acknowledges that any election is subject to the terms, conditions and limitations set forth in the Merger Agreement and described in the Proxy Statement/Prospectus. The undersigned hereby authorizes the Exchange Agent to follow all elections and to rely upon all representations, certifications and instructions accompanying this election form.
To be signed by the holder(s) of record exactly as your name(s) appear on the stock certificate. All joint owners must sign. When signing as attorney, executor, administrator, trustee, guardian, officer, general partner, etc., please give full title as such.

PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER                                        DATE

PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER                                        DATE

PLEASE RETURN THIS ELECTION FORM TO THE EXCHANGE AGENT PRIOR TO THE ELECTION
DEADLINE, USING THE ENCLOSED, PRE-PAID, PRE-ADDRESSED ENVELOPE.

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